                                      HERITAGE SERIES TRUST

                                      DECLARATION OF TRUST

                                        TABLE OF CONTENTS




                                                                            PAGE

                 ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . .   1
                   The Trust . . . . . . . . . . . . . . . . . . . . . . . .   1
                     Section 1:  Name  . . . . . . . . . . . . . . . . . . .   1
                     Section 2:  Principal Place of Business   . . . . . . .   1
                     Section 3:  Resident Agent  . . . . . . . . . . . . . .   1
                     Section 4:  Definitions . . . . . . . . . . . . . . . .   1

                 ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . .   3
                   Purpose of the Trust  . . . . . . . . . . . . . . . . . .   3

                 ARTICLE III       . . . . . . . . . . . . . . . . . . . . .   3
                   Beneficial Interest . . . . . . . . . . . . . . . . . . .   3
                     Section 1:  Shares of Beneficial Interest . . . . . . .   3
                     Section 2:  Ownership of Shares . . . . . . . . . . . .   3
                     Section 3:  Investment in the Trust . . . . . . . . . .   3
                     Section 4:  Assets and Liabilities of the Trust . . . .   4
                     Section 5:  No Preemptive Rights  . . . . . . . . . . .   4
                     Section 6:  Limitation on Personal Liability  . . . . .   4

                 ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . .   5
                   The Trustees  . . . . . . . . . . . . . . . . . . . . . .   5
                     Section 1:  Management of the Trust . . . . . . . . . .   5
                     Section 2:  Election:  Initial Trustees . . . . . . . .   5
                     Section 3:  Term of Office of Trustees  . . . . . . . .   5
                     Section 4:  Resignation and Appointment of Trustees . .   5
                     Section 5:  Temporary Absence of Trustee  . . . . . . .   6
                     Section 6:  Number of Trustees  . . . . . . . . . . . .   6
                     Section 7:  Effect of Death, Resignation, Etc. of a
                                        Trustee  . . . . . . . . . . . . . .   6
                     Section 8:  Ownership of Trust Assets . . . . . . . . .   6

                 ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . .   7
                   Powers of the Trustee . . . . . . . . . . . . . . . . . .   7
                     Section 1:  Powers  . . . . . . . . . . . . . . . . . .   7
                     Section 2:  Trustees and Officers as Shareholder  . . .   9
                     Section 3:  Action by the Trustees  . . . . . . . . . .  10
                     Section 4:  Chairman of the Trustees  . . . . . . . . .  10

                 ARTICLE VI        . . . . . . . . . . . . . . . . . . . . .  10
                   Expenses of the Trust . . . . . . . . . . . . . . . . . .  10
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                 ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . .  11
                   Investment Adviser, Principal Underwriter
                          and Transfer Agent . . . . . . . . . . . . . . . .  11
                     Section 1:  Investment Adviser  . . . . . . . . . . . .  11
                     Section 2:  Principal Underwriter . . . . . . . . . . .  11
                     Section 3:  Transfer Agent  . . . . . . . . . . . . . .  12
                     Section 4:  Parties to Contract . . . . . . . . . . .    12
                     Section 5:  Provisions and Amendments . . . . . . . . .  12

                 ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . .  13
                   Shareholders' Voting Powers and Meetings  . . . . . . . .  13
                     Section 1:  Voting Powers . . . . . . . . . . . . . . .  13
                     Section 2:  Meetings  . . . . . . . . . . . . . . . . .  13
                     Section 3:  Quorum and Required Vote  . . . . . . . . .  14

                 ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . .  14
                   Custodian . . . . . . . . . . . . . . . . . . . . . . . .  14
                     Section 1:  Appointment and Duties  . . . . . . . . . .  14
                     Section 2:  Employment of Sub-Custodian . . . . . . .    15
                     Section 3:  Central Certificate System  . . . . . . .    15

                 ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . .  15
                   Distributions and Redemptions . . . . . . . . . . . . . .  15
                     Section 1:  Distributions . . . . . . . . . . . . . . .  15
                     Section 2:  Redemptions . . . . . . . . . . . . . . . .  16
                     Section 3:  Determination of Net Asset Value
                          and Valuation of Portfolio Assets 16
                     Section 4:  Suspension of the Right of Redemption . . .  17

                 ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . .  17
                   Limitation of Liability and Indemnification . . . . . . .  17
                     Section 1:  Limitation of Liability . . . . . . . . . .  17
                     Section 2:  Indemnification . . . . . . . . . . . . . .  17
                     Section 3:  Shareholders  . . . . . . . . . . . . . . .  19

                 ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . .  20
                 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  20
                     Section 1:  Trust Not a Partnership . . . . . . . . . .  20
                     Section 2:  Trustee's Good Faith Action, Expert
                          Advice, No Bond or Surety  . . . . . . . . . . . .  20
                     Section 3:  Establishment of Record Dates . . . . . . .  20
                     Section 4:  Termination of Trust  . . . . . . . . . . .  21
                     Section 5:  Filing of Copies, References, Headings  .    22
                     Section 6:  Applicable Law  . . . . . . . . . . . . .    22
                     Section 7:  Amendments  . . . . . . . . . . . . . . .    23
                     Section 8:  Fiscal Year . . . . . . . . . . . . . . .    23
                     Section 9:  Use of the Word "Heritage"  . . . . . . .    23
                     Section 10: Notice to Other Parties . . . . . . . . . .  23

                                      HERITAGE SERIES TRUST

                                      DECLARATION OF TRUST


                          DECLARATION OF TRUST, made this 2nd day of November,
                 1992 by Thomas A. James and Richard K. Riess, the Trustees hereunder, and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

                          WHEREAS, this Trust has been formed to carry on the
                 business of an investment company; and

                          WHEREAS, the Trustees have agreed to manage all
                 property coming into their hands as trustees of a Massachusetts voluntary association with transferable Shares in accordance with the provisions here set forth.

                          NOW, THEREFORE, the Trustees hereby declare that they
                 will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders from time to time of Shares in this Trust as hereinafter set forth.


                                            ARTICLE I
                                            THE TRUST

                 NAME


                          Section 1. This Trust shall be known as "Heritage Series Trust" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

                 PRINCIPAL PLACE OF BUSINESS

                          Section 2. The principal place of business of the Trust shall be 880 Carillon Parkway, St. Petersburg, Florida 33716

                 RESIDENT AGENT

                          Section 3. The resident agent for the Trust in Massachusetts shall be James E. Howard, Esq., c/o Kirkpatrick & Lockhart, One International Place, Boston, Massachusetts 02110.



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                 DEFINITIONS

                          Section 4. Wherever used herein, unless otherwise required by the context or specifically provided:

                                  (a)      The terms "Affiliated Person,"
                          "Assignment," "Commission," "Interested Person," "Majority Shareholder Vote" (the 67% or 50% requirement of the third sentence of Section 2(a)(42) of the 1940 Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time;

                                  (b)  The "Trust" refers to Heritage Series
                          Trust;

                                  (c)  "Net Asset Value" means the net asset
                          value of the Trust determined in the manner provided in Article X, Section 3;

                                  (d)  "Shareholder" means a record owner of
                          Shares of the Trust;

                                  (e)  The "Trustees" refers to the individual
                          trustees in their capacity as trustees hereunder of the Trust and their successor or successors for the time being in office as such trustee or trustees;

                                  (f)  "Shares" means the equal proportionate
                          transferable units of interest into which the beneficial interest of the Trust shall be divided from time to time, and includes fractions of shares as well as whole shares consistent with the requirements of federal and/or other securities laws;

                                  (g)  The "1940 Act" refers to the Investment
                          Company Act of 1940, as amended from time to time;

                                  (h)      "Declaration of Trust" shall mean
                          this Declaration of Trust as amended or restated from time to time;

                                  (i) "Bylaws" shall mean the Bylaws of the Trust as amended or restated from time to time; and

                                  (j) "Portfolios" refers to Portfolios of the Trust established in accordance with the provisions of Article III.

                                  (k)      "Class" refers to interests in a
                          Portfolio which typically will be identical in all respects except those specified by the Trustees,

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                          including, but not limited to, differences in the
                          allocation of distribution, administration or support service expenses, related incremental expenses, voting rights and/or dividends payments differences.

                                           ARTICLE II
                                        PURPOSE OF TRUST

                          The purpose of this Trust is to provide investors,
                 through one or more investment Portfolios as designated by the Trustees, with a continuous source of managed investments in securities.


                                           ARTICLE III
                                       BENEFICIAL INTEREST

                 SHARES OF BENEFICIAL INTEREST

                          Section 1. The Shares of the Trust shall be issued in one or more separate and distinct Portfolios and/or classes as the Trustees may, without shareholder approval, authorize.
                 Each Portfolio shall be preferred over all other Portfolios in respect of the assets allocated to that Portfolio. The beneficial interest in each Portfolio shall at all times be divided into Shares, with or without par value as the Trustees may specify, each of which shall represent an equal proportionate interest in the Portfolio with each other Share of the same Portfolio, none having priority or preference over another. Each Portfolio shall be represented by one or more classes of Shares, with each class possessing such rights (including, notwithstanding any contrary provision herein, voting rights) as the Trustees, without shareholder approval, authorize. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares. The Trustees may from time to time and without Shareholder approval divide or combine the Shares of any Portfolio or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Portfolio.

                 OWNERSHIP OF SHARES

                          Section 2. The ownership of Shares shall be recorded in the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each Shareholder.




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                 INVESTMENT IN THE TRUST

                          Section 3. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. As determined by guidelines established by the Trustees, such investments may be in the form of cash or securities in which the Trust (or each designated Portfolio) is authorized to invest, valued as provided in Article X, Section 3. Investments in the Trust shall be credited to each Shareholder's account in the form of full Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion: (a) impose a sales charge upon investments in the Trust and (b) issue fractional Shares. The Trustees shall have the right to refuse to accept investments in the Trust at any time without any cause or reason whatsoever.

                 ASSETS AND LIABILITIES OF THE TRUST

                          Section 4. All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be referred to as "assets belonging to" that Portfolio and shall be held by the Trustees in Trust for the benefit of the Shareholders of that Portfolio. The assets belonging to each particular Portfolio shall be charged with the liabilities of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments or any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to or chargeable to any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios for all purposes, and shall be referred to as assets belonging to that Portfolio. Any creditor of any Portfolio may look only to the assets of that Portfolio to satisfy such creditor's debt.

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                 NO PREEMPTIVE RIGHTS

                          Section 5. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

                 LIMITATION ON PERSONAL LIABILITY

                          Section 6. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).


                                           ARTICLE IV
                                          THE TRUSTEES

                 MANAGEMENT OF THE TRUST

                          Section 1. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility.

                 Election:  Initial Trustees

                          Section 2. On a date fixed by the initial Trustees, the Shareholders shall elect not less than three Trustees. A Trustee shall not be required to be a Shareholder of the Trust. The initial Trustees shall be Thomas A. James and Richard K. Riess and such other individuals as the Board of Trustees shall appoint pursuant to Section 5 of this Article IV.

                 TERM OF OFFICE OF TRUSTEES

                          Section 3. The Trustees shall hold office during the lifetime of this Trust, and until its termination, as hereinafter provided, except: (a) that any Trustee may resign his trust by written instrument signed by him and delivered to the Trust's President or the other Trustees, which resignation shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed, with cause, at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become

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                 effective; and (c) a Trustee may be removed at any Special
                 Meeting of Shareholders of the Trust, called for that purpose, by a vote of two-thirds of the outstanding Shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

                 RESIGNATION AND APPOINTMENT OF TRUSTEES

                          Section 4. Any vacancy on the Board of Trustees that results from an increase in the number of Trustees may be filled by a majority of the entire Board of Trustees, provided that a quorum is present,and any other vacancy that shall exist for any reason, including, but not limited to, declination to assume office, death, resignation, or removal, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit, consistent with the limitations under the 1940 Act. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he or she shall be deemed a Trustee hereunder. The power of appointment of Trustees is subject to the provisions of Section 16(a) of the 1940 Act.

                 TEMPORARY ABSENCE OF TRUSTEE

                          Section 5. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding six months at any one time to any other Trustee or Trustees, provided that in no case shall less than two Trustees personally exercise the other powers hereunder, except as herein otherwise expressly provided.

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                 NUMBER OF TRUSTEES

                          Section 6. Following the appointment of additional Trustees by the initial Trustees pursuant to Section 2 of
                 Article IV, the number of Trustees serving hereunder at any time shall be determined by the Trustees themselves and shall not be less than three (3) nor more than twelve (12).
                 Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from the Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity, shall be conclusive.

                 EFFECT OF DEATH, RESIGNATION, ETC. OF A TRUSTEE

                          Section 7. The death, declination, resignation, retirement, removal, incapacity, or inability of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

                 OWNERSHIP OF TRUST ASSETS

                          Section 8. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the assets of the Trust shall at all times be considered as vested in the Trustees.
                 No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.


                                            ARTICLE V
                                     POWERS OF THE TRUSTEES

                 POWERS

                          Section 1. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to

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                 make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Without limiting the foregoing, but subject to any applicable limitation in the Declaration of Trust or the Bylaws of the Trust, the Trustees shall have power and authority:

                                  (a)  To invest and reinvest cash and other
                          property, and to hold cash or other property uninvested, without in any event being bound or limited by any present or future law or custom in regard to investments by Trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust;

                                  (b)  To adopt Bylaws not inconsistent with
                          this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that the rights of amendment and repeal are not reserved to Shareholders;

                                  (c)  To elect and remove such officers and
                          appoint and terminate such agents as they consider appropriate;

                                  (d)  To employ a bank or trust company as
                          Custodian of any assets of the Trust subject to any conditions set forth in this Declaration of Trust or in the Bylaws, if any;

                                  (e) To retain a transfer agent and
                          Shareholder servicing agent, or both;

                                  (f)  To provide for the distribution of
                          interests of the Trust either through a principal underwriter in the manner hereinafter provided for or by the Trust itself, or both;

                                  (g)  To set record dates in the manner
                          hereinafter provided;

                                  (h)  To delegate such authority as they
                          consider desirable to any officers of the Trust and to any agent, Custodian or underwriter;

                                  (i)  To sell or exchange any or all of the
                          assets of the Trust, subject to the provisions of
                          Article XII, Section 4(b) hereof;

                                  (j)  To vote or give assent, or exercise any
                          rights of ownership with respect to stock or other

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                          securities or property; and to execute and deliver
                          powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

                                  (k)  To exercise powers and rights of
                          subscription or otherwise which in any manner arise out of ownership of securities;

                                  (l)  To hold any security or property in a
                          form not indicating any trust, whether in bearer, unregistered or other negotiable form; or in its own name or in the name of a Custodian or a nominee or nominees, subject in whichever case to proper safeguards according to the usual practice of Massachusetts trust companies or investment companies;

                                  (m) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Trust;

                                  (n)  To compromise, arbitrate, or otherwise
                          adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

                                  (o)  To make distributions of income and of
                          capital gains to Shareholders in the manner hereinafter provided;

                                  (p) To borrow money from a bank as permitted by applicable law;

                                  (q)  To establish, from time to time, a
                          minimum total investment for Shareholders, and to require redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

                                  (r)  To retain an administrator, investment
                          adviser and/or investment subadviser;

                                  (s)  To establish separate and distinct
                          Portfolios of shares with separately defined investment objectives, policies and purposes, and to allocate assets, liabilities and expenses of the Trust to a particular Portfolio of Shares or to apportion the same among two or more Portfolios, provided that any liability or expense incurred by a particular Portfolio of Shares shall be payable solely out of the assets of that Portfolio; and

                                  (t)  To purchase and pay for entirely out of
                          Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or managers, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser or manager, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability.

                          No one dealing with the Trustees shall be under any
                 obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

                 TRUSTEES AND OFFICERS AS SHAREHOLDERS

                          Section 2. Subject only to the general limitations herein contained as to the sale and purchase of Trust Shares and any restrictions that may be contained in the Bylaws:

                                  (a)  Any Trustee, officer or other agent of
                          the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer or agent; and

                                  (b) The Trustees may issue and sell or cause to be issued and sold Shares to (and buy such Shares from) any such person or firm or company in which such person is interested.

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                 ACTION BY THE TRUSTEES

                          Section 3. The Trustees shall act by majority vote at a meeting duly called or by unanimous written consent without a meeting or by telephone consent provided a quorum of Trustees participate in any such telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum.
                 Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all meetings of the Trustees shall be given to each Trustee as provided in the Bylaws.

                          Notice need not be given to any Trustee who attends
                 the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number the authority to approve particular matters or take particular actions on behalf of the Trust.

                 CHAIRMAN OF THE TRUSTEES

                          Section 4. The Trustees may appoint one of their number to be Chairman of the Board of Trustees and to perform such duties as the Trustees may designate.


                                           ARTICLE VI
                                      EXPENSES OF THE TRUST

                          Subject to the provisions of Article III, Section 4,
                 the Trustees are authorized to have paid from the Trust estate or the assets belonging to the appropriate Portfolio, as they deem fair and appropriate, expenses and disbursements of the Trust, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust, interest expenses, taxes, fees and commissions of every kind, expenses of pricing Trust portfolio securities, expenses of issue, repurchase and redemption of Shares including expenses attributable to a program of periodic repurchases or redemptions, expenses of registering and qualifying the Trust and its Shares under federal and state laws and regulations, charges of Custodians, transfer agents, and registrars, expenses of preparing and setting up in type Prospectuses and Statements of Additional Information, expenses of printing and distributing prospectuses sent to existing Shareholders, auditing and legal expenses, reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expenses, association membership dues and for such non-recurring items as may arise, including litigation to which the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust, and for the payment of such expenses, disbursements, losses and liabilities the Trustees shall have a lien on the assets belonging to the Trust prior to any rights or interests of the Shareholders thereto. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.


                                           ARTICLE VII
                  INVESTMENT ADVISER, PRINCIPAL UNDERWRITER AND TRANSFER AGENT

                 INVESTMENT ADVISER

                          Section 1. Subject to a Majority Shareholder Vote when required by the 1940 Act, the Trustees may in their discretion from time to time enter into an investment advisory or management agreement(s) with respect to the Trust or any Portfolio thereof whereby the other party(ies) to such agreement(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the investment adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio securities and other investment instruments of the Trust on behalf of the Trustees or may authorize any officer, agent, or Trustee to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

                          The Trustees may, subject to applicable requirements
                 of the 1940 Act, including those relating to Shareholder approval, authorize the investment adviser to employ one or more subadvisers from time to time to perform such of the acts and services of the investment adviser, and upon such terms and conditions, as may be agreed upon between the investment adviser and subadviser.

                 PRINCIPAL UNDERWRITER

                          Section 2. The Trustees may in their discretion from time to time enter into an agreement(s) providing for the sale of the Shares, whereby the Trust may either agree to sell the Shares to the other party to the agreement or appoint such other party its sales agent for such Shares. In either case, the agreement shall be on such terms and conditions as may be prescribed in the Bylaws, if any, and such further terms and conditions as the Trustees may in their discretion determine to be not inconsistent with the provisions of this Article VII, or of the Bylaws, if any; and such agreement may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust. The Trustees may in their discretion adopt a plan or plans of distribution and enter into any related agreements whereby the Trust finances directly or indirectly any activity which is primarily intended to result in sales of Shares. Such plan or plans of distribution and any related agreements may contain such terms and conditions as the Trustees may in their discretion determine subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder and any other applicable rules and regulations.

                 TRANSFER AGENT

                          Section 3. The Trustees may in their discretion from time to time enter into a transfer agency and Shareholder service agreement whereby the other party shall undertake to furnish the Trustees with transfer agency and Shareholder services. The agreement shall be on such terms and conditions as the Trustees may in their discretion determine are not inconsistent with the provisions of this Declaration of Trust or of the Bylaws, if any. Such services may be provided by one or more entities, including one or more agents of such other party.

                 PARTIES TO CONTRACT

                          Section 4. Any agreement of the character described in Sections 1, 2 and 3 of this Article VII or in Article IX hereof may be entered into with any corporation, firm, partnership, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the agreement, and no such agreement shall be invalidated or rendered voidable by reason of the existence of any relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said agreement or accountable for any profit realized directly or indirectly therefrom, provided that the agreement when entered into was reasonable and fair and not inconsistent with the provisions of this Article VII or the Bylaws, if any. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to agreements entered into pursuant to Sections 1, 2 and 3 of this Article VII or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the agreements mentioned in this Section 4.

                 PROVISIONS AND AMENDMENTS

                          Section 5. To the extent applicable, any contract entered into pursuant to Sections 1 and 2 of this Article VII shall be consistent with and subject to the requirements of Sections 12 and 15 of the 1940 Act (including any amendments thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such agreement or renewal or amendment thereof.


                                          ARTICLE VIII
                            SHAREHOLDERS' VOTING POWERS AND MEETINGS

                 VOTING POWERS

                          Section 1.  The Shareholders shall have power to vote:
                 (i) for the election of Trustees as provided in Article IV,
                 Section 2, (ii) for the removal of Trustees as provided in
                 Article IV, Section 3(c), (iii) with respect to any investment advisory or management contract as provided in Article VII,
                 Section 1, (iv) with respect to the amendment of this Declaration of Trust as provided in Article XII, Section 7,
                 (v) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, provided, however, that a Shareholder of a particular Portfolio shall not be entitled to bring any derivative or class action on behalf of any other Portfolio of the Trust, and (vi) with respect to such additional matters relating to the Trust as may be required or authorized by law, by this Declaration of Trust, or the Bylaws of the Trust, if any, or any registration of the Trust with the Commission or any state, as the Trustees may consider desirable. On any matter submitted to a vote of the Shareholders, all Shares shall be voted in the aggregate and not by individual Portfolios; except that, (i) when required by the 1940 Act or
                 (ii) when the Trustees have determined that the matter affects only the interests of one or more Portfolios, then only the Shareholders of such Portfolio(s) shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any Bylaws of the Trust to be taken by Shareholders.

                 MEETINGS

                          Section 2. The first Shareholders' meeting shall be held at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Shareholders may be called by the Trustees. Special meetings also shall be called by the Trustees for the purpose of removing one or more Trustees upon the written request for such a meeting by Shareholders owning at least 10 percent of the outstanding Shares entitled to vote. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) with respect to providing such Shareholders access to the list of the Shareholders of record of the Trust or the mailing of such materials to such Shareholders of record. Shareholders shall be entitled to at least 15 days' notice of any meeting.

                 QUORUM AND REQUIRED VOTE

                          Section 3. A majority of Shares entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust permits or requires that holders of any Portfolio shall vote, as a Portfolio, then a majority of the aggregate number of Shares of that Portfolio entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Portfolio. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust, the By-Laws or law, a majority of the Shares voted in person or by proxy shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust permits or requires that the holders of any Portfolio shall vote as a Portfolio, then a majority of the Shares of that Portfolio voted on the matter shall decide that matter insofar as that Portfolio is concerned.

                                           ARTICLE IX
                                            CUSTODIAN

                 APPOINTMENT AND DUTIES

                          Section 1. The Trustees shall at all times employ an appropriate institution as permitted under the 1940 Act as Custodian of the Trust on such basis of compensation as may be agreed upon between the Trustees and the Custodian. The Custodian shall have authority as agent for the Trust, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the
                 Trust:

                          (a) to hold the securities owned by the Trust and deliver the same upon written order;

                          (b) to receive and receipt for any moneys due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

                          (c)  to disburse such funds upon orders or vouchers;

                          (d) to keep the books and accounts of the Trust and furnish clerical and accounting services;

                          (e) to compute, if authorized to do so by the Trustees, the Trust's Net Asset Value of any Portfolio in accordance with the provisions hereof; and

                          (f) to take such other actions as approved by the Board of Trustees.

                 EMPLOYMENT OF SUB-CUSTODIAN

                          Section 2. The Trustees may also authorize the Custodian to employ one or more sub-Custodians from time to time to perform such of the acts and services of the Custodian, and upon such terms and conditions, as may be agreed upon between the Custodian and such sub-Custodian and approved by the Trustees, provided that in every case such sub-Custodian shall be an appropriate depository, permitted under the 1940 Act as from time to time amended, or any such other person permitted by the Commission.

                 CENTRAL CERTIFICATE SYSTEM

                          Section 3. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the Custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, as amended, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act as from time to time amended, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.


                                            ARTICLE X
                                  DISTRIBUTIONS AND REDEMPTIONS

                 DISTRIBUTIONS

                          Section 1.

                          (a) The Trustees may from time to time declare and pay dividends. The amount of such dividends and the payment of them shall be wholly in the discretion of the Trustees.

                          (b) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time to declare and cause to be paid dividends on Shares of a particular Class or Portfolio, from the assets belonging to such Class or Portfolio, which dividends, at the election of the Trustees, may be paid daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, and may be payable in Shares of that Class or Portfolio at the election of each Shareholder of that Class or Portfolio.

                          (c) Anything in this Declaration of Trust to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of a particular Class or Portfolio a "stock dividend."

                 REDEMPTIONS

                          Section 2. In case any Shareholder of record of Shares of a particular Portfolio desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent of the Trust a written request or such other form of request as the Trustees may from time to time authorize, requesting that the Trust purchase the Shares in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Trust to purchase, and the Trust or the principal underwriter of the Trust shall purchase, said Shares, but only at the Net Asset Value thereof (as described in Section 3 hereof). The Portfolio shall make payment for any such Shares to be redeemed, as aforesaid, in cash to the extent required by federal law, and securities from such Portfolio's assets, and payment for such Shares shall be made by the Portfolio or the principal underwriter to the Shareholder of record within seven (7) days after the date upon which the request is effective; provided, however, that if Shares being redeemed have been purchased by check, the Portfolio may postpone payment until the Trust has assurance that good payment has been collected for the purchase of the Shares. The Trust may require Shareholders to pay a sales charge to the Trust, the underwriter or any other person designated by the Trustees upon redemption or repurchase of Shares of any Portfolio in such amount as shall be determined from time to time by the Trustees. The amount of such sales charge may but need not vary depending on various factors, including without limitation the holding period of the redeemed or repurchase Shares. The Trustees may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

                 DETERMINATION OF NET ASSET VALUE AND VALUATION OF PORTFOLIO ASSETS

                          Section 3. The term "Net Asset Value" shall mean that amount by which the assets of that Portfolio thereof exceed its liabilities, all as determined by or under the direction of the Trustees. Such value shall be determined on such days and at such times as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by the Trustees, provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission or insofar as permitted by any Order of the Commission. The Trustees may delegate any powers and duties under this Section 3 with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per Share last determined to be determined again in similar manner and may fix the time when such redetermined value shall become effective.

                 SUSPENSION OF THE RIGHT OF REDEMPTION

                          Section 4. The Trustees may declare a suspension of the right of redemption or postpone the date of payment to the extent as permitted under the 1940 Act. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end. In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share existing after the termination of the suspension.


                                           ARTICLE XI
                           LIMITATION OF LIABILITY AND INDEMNIFICATION

                 LIMITATION OF LIABILITY

                          Section 1. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees shall not be responsible for or liable in any event for neglect or wrongdoing of them or any officer, agent, employee or investment adviser of the Trust, but nothing contained herein shall protect any Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                 INDEMNIFICATION

                          Section 2.

                          (a) Subject to the exceptions and limitations contained in paragraph (b) below:

                          (i) every person who is, or has been, a Trustee or officer of the Trust (hereinafter referred to as "Covered Person") shall be indemnified by the appropriate Portfolios to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in the settlement thereof;

                          (ii) the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                          (b) No indemnification shall be provided hereunder to a Covered Person:

                          (i) who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

                          (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither interested persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

                          (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

                          (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
                 Section 2 may be paid by the applicable Portfolio from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust if it is ultimately determined that he is not entitled to indemnification under this Section 2; provided, however, that:

                          (i) such Covered Person shall have provided appropriate security for such undertaking;

                          (ii) the Trust is insured against losses arising out of any such advance payments; or

                          (iii) either a majority of the Trustees who are neither interested persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a trial-type inquiry or full investigation), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

                 SHAREHOLDERS

                          Section 3. In case any Shareholder or former Shareholder of any Portfolio of the Trust shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Portfolio to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.


                                           ARTICLE XII
                                          MISCELLANEOUS

                 TRUST NOT A PARTNERSHIP

                          Section 1. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder. All persons extending credit to, contracting with or having any claim against the Trust, a particular Portfolio or the Trustees shall look only to the assets of the applicable Portfolio for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, nor any other Portfolio shall be personally liable therefor. Nothing in this Declaration of Trust shall protect a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder.

                 TRUSTEE'S GOOD FAITH ACTION, EXPERT ADVICE, NO BOND OR SURETY

                          Section 2. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. Subject to the provisions of Section 1 of this Article XII and to Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Section 1 of this Article XII and to Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

                 ESTABLISHMENT OF RECORD DATES

                          Section 3. The Trustees may close the stock transfer books of the Trust for a period not exceeding 60 days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding 90 days preceding the date of any meeting of Shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

                 TERMINATION OF TRUST

                          Section 4.

                          (a) This Trust shall continue without limitation of time but subject to the provisions of paragraph (b) of this
                 Section 4.

                          (b) Subject to a Majority Shareholder Vote of each Portfolio affected by the matter or, if applicable, to a majority Shareholder Vote of the Trust, the Trustees may:

                          (i) sell and convey the assets of the Trust or any affected Portfolio to another trust, partnership, association or corporation organized under the laws of any state which is a diversified open-end management investment company as defined in the 1940 Act, for adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Portfolio and which may include shares of beneficial interest or stock of such trust, partnership, association or corporation; or

                          (ii) at any time sell and convert into money all of the assets of the Trust or any affected Portfolio.

                          Upon making provision for the payment of all such
                 liabilities in either (i) or (ii), by such assumption or otherwise, the Trustees shall distribute the remaining proceeds or assets (as the case may be) ratably among the Shareholders of the Trust or any affected Portfolio then outstanding.

                          The Trustees may take any of the actions specified in
                 clauses (i) and (ii) above without obtaining a Majority Shareholder Vote of any Portfolio or the Trust if a majority of the Trustees makes a determination that the continuation of a Portfolio or the Trust is not in the best interests of such Portfolio, the Trust or their respective Shareholders as a result of factors or events adversely affecting the ability of such Portfolio or the Trust to conduct its business and operations in an economically viable manner. Such factors and events may include the inability of a Portfolio or the Trust to maintain its assets at an appropriate size, changes in laws or regulations governing the Portfolio or Trust or affecting assets of the type in which such Portfolio or the Trust invests or economic developments or trends having a significant adverse impact on the business or operations of such Portfolio or the Trust.

                          (c) Upon completion of the distribution of the remaining assets as provided in paragraph (b), the Trust or any affected Portfolio shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be canceled and discharged.

                 FILING OF COPIES, REFERENCES, HEADINGS



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                          Section 5.  The original or a copy of this instrument
                 and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such supplemental declarations of trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this instrument or of any such supplemental declaration of trust. In this instrument or in any such supplemental declaration of trust, references to this instrument, and the expressions "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument as amended or affected by any such supplemental declaration of trust. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.


                 APPLICABLE LAW

                          Section 6. The trust set forth in this instrument is made in the Commonwealth of Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

                 AMENDMENTS

                          Section 7. If authorized by votes of the Trustees and a Majority Shareholder Vote, or by any larger vote which may be required by applicable law or this Declaration of Trust in any particular case, the Trustees shall amend or otherwise supplement this instrument, by making a declaration of trust supplemental hereto, which thereafter shall form a part hereof. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote. Copies of the supplemental


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                 declaration of trust shall be filed as specified in Section 5 of this Article XII.


                 FISCAL YEAR

                          Section 8. The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

                 USE OF THE WORD "HERITAGE"

                          Section 9. Raymond James & Associates, Inc. ("Raymond James") has consented to the use by the Trust of the identifying word "Heritage." Such consent is conditioned upon the employment of Heritage Asset Management, Inc., its successors or its affiliated companies as investment adviser or manager of the Trust. As between the Trust and itself, Raymond James controls the use of the name of the Trust insofar as such name contains the identifying word "Heritage." Raymond James may from time to time use the identifying word "Heritage" in other connections and for other purposes, including, without limitation, in the names of other investment companies, corporations or businesses which it may manage, advise, sponsor or own, or in which it may have a financial interest. Raymond James may require the Trust to cease using the identifying word "Heritage" in the name of the Trust if the Trust ceases to employ Heritage Asset Management, Inc. or another subsidiary or affiliate of Raymond James as investment adviser.

                 Notice to Other Parties

                          Section 10. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or the applicable Portfolio or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recital as he and she or they may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.




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                          IN WITNESS WHEREOF, the undersigned, being all of the
                 initial Trustees of the Trust, have executed this instrument as of the day and year first written above.



                 STATE OF FLORIDA
                 COUNTY OF PINELLAS

                 WITNESS my hand and official seal.

                 I, the undersigned authority, hereby
                 certify that the foregoing is a true and correct copy of the instrument presented to me by Thomas A. James as the original of such instrument.

                 /s/ Thomas A. James
                 ______________________
                 Thomas A. James

                 880 Carillon Parkway
                 St. Petersburg, FL 33716


                 WITNESS my hand and official seal,
                 this _____ day of _____, 1992.




                 I, the undersigned authority, hereby
                 certify that the foregoing is a true and correct copy of the instrument presented to me by Richard K. Riess as the original of such instrument.


                 /s/ Richard K. Riess
                 ______________________________
                 Richard K. Riess

                 880 Carillon Parkway
                 St. Petersburg, FL 33716


                 WITNESS my hand and official seal,
                 this ___ day of _____________, 1992.





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